UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

______________________________

First Trust Energy Income and Growth Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21549	11-3716544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	FEN	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

First Trust Energy Income and Growth Fund (“FEN”) is filing herewith a press release issued on February 29, 2024, as Exhibit 99.1. The press release was issued by FirstTrust Advisors L.P. (“FTA”) to announce that shareholders of First Trust Energy Income and Growth Fund (NYSE American: FEN), First Trust MLP and Energy Income Fund (NYSE: FEI), First Trust New Opportunities MLP & Energy Fund (NYSE: FPL) and First Trust Energy Infrastructure Fund (NYSE: FIF) (the “Target Funds” or each, individually, a “Target Fund”), each a closed-end management investment company managed by FTA and sub-advised by Energy Income Partners, LLC (“EIP”), approved the mergers of the Target Funds into FT Energy Income Partners Enhanced Income ETF (“EIPI”), a newly formed actively managed exchange-traded fund (“ETF”) that will be traded on the NYSE Arca and will be managed by FTA and sub-advised by EIP, at a joint special meeting of shareholders on February 29, 2024. Details regarding the merger are contained in the press release included herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated February 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2024		FIRST TRUST ENERGY INCOME AND GROWTH FUND

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated February 29, 2024.